Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Steel Dynamics, Inc.

(Exact name of obligor as specified in its charter)

Indiana	35-1929476
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

6714 Pointe Inverness Way, Suite 200
Fort Wayne, IN	46804
(Address of principal executive offices)	(Zip code)

Convertible Senior Notes due 2014

(Title of the indenture securities)

GUARANTORS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation of Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of each Registrant’s Principal Executive Office
Admetco, Inc.	Indiana	423930	35-1414016	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541

Atlantic Scrap and Processing—Wilmington, LLC	North Carolina	423930	83-0418527	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541

Auburn Investment Company, LLC	Indiana	423930	20-2929000	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541

Capitol City Metals, LLC	Indiana	423930	35-1937132	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541

Carolinas Recycling Group, LLC	South Carolina	423930	57-1075008	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541

Cohen & Green Salvage Co., Inc.	North Carolina	423930	56-0614099	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541

Global Shredding Technologies Ltd., LLC	Indiana	423930	35-2026465	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541

Industrial Scrap Corporation	Indiana	423930	35-2064199	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541

Industrial Scrap, LLC	Indiana	423930	35-2064308	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541

Jackson Iron & Metal Company, Inc.	Michigan	423930	38-2604041	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541

John W. Hancock, Jr., LLC	Virginia	533110	54-0460919	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation of Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of each Registrant’s Principal Executive Office
Lumberton Recycling Company, Inc.	North Carolina	423930	56-1288568	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541

Lucky Strike Metals, LLC	Indiana	423930	20-2025059	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541

Marshall Steel, Inc.	Delaware	533110	62-1527726	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553

Michigan Properties Ecorse, LLC	Indiana	423930	20-4332346	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541

New Millennium Building Systems, Inc.	South Carolina	533110	57-0477521	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553

New Millennium Building Systems, LLC	Indiana	533110	35-2083989	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553

OmniSource Athens Division, LLC	Indiana	423930	35-2123556	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541

OmniSource Bay City, LLC	Indiana	423930	36-4544347	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541

OmniSource Corporation	Indiana	423930	35-0809317	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541

OmniSource Indianapolis, LLC	Indiana	423930	20-4051458	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541

OmniSource Mexico, LLC	Indiana	423930	26-0194166	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541

OmniSource Southeast, LLC	Delaware	423930	56-2256626	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation of Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of each Registrant’s Principal Executive Office
OmniSource Transport, LLC	Indiana	423930	35-2084965	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541

OmniSource, LLC	Indiana	423930	35-2046863	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541

Raeford Salvage Company, Inc.	North Carolina	423930	56-1288568	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541

Recovery Technologies, LLC	Indiana	423930	35-1942983	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541

Roanoke Electric Steel Corporation	Indiana	533110	20-3663442	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553

Scientific Recycling Group, LLC	Indiana	423930	74-3114069	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541

SDI Investment Company	Delaware	533110	51-0397408	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553

Shredded Products II, LLC	Indiana	533110	20-8714353	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553

SOCAR of Ohio, Inc.	Ohio	533110	34-1097158	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553

Steel Dynamics Sales North America, Inc.	Indiana	533110	32-0042039	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553

Steel of West Virginia, Inc.	Delaware	533110	55-0684304	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation of Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of each Registrant’s Principal Executive Office
Steel Ventures, Inc.	Delaware	533110	55-0740037	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553

Superior Aluminum Alloys, LLC	Indiana	423930	35-2007173	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541

SWVA, Inc.	Delaware	533110	55-0621605	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553

The Techs Industries, Inc.	Delaware	533110	20-0540361	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553

Item 1.    General Information. Furnish the following information as to the trustee:

(a)            Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)           Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.            Not applicable.

Item 16. List of Exhibits.             List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.               A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.               A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.               See Exhibit 2

Exhibit 4.               Copy of By-laws of the trustee as now in effect.***

Exhibit 5.               Not applicable.

Exhibit 6.               The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.               A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.               Not applicable.

Exhibit 9.               Not applicable.

*      Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.

**   Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois on the 1st day of June 2009.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/Gregory S. Clarke
Gregory S. Clarke
Vice President

EXHIBIT 6

June 1, 2009

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/Gregory S. Clarke
Gregory S. Clarke
Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2009, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$12,028
Interest-bearing balances		10,631
Securities:
Held-to-maturity securities		0
Available-for-sale securities		102,802
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		7,380
Securities purchased under agreements to resell		1,122
Loans and lease financing receivables:
Loans and leases held for sale		28,411
Loans and leases, net of unearned income	332,448
LESS: Allowance for loan and lease losses	10,240
Loans and leases, net of unearned income and allowance		322,208
Trading Assets		11,401
Premises and fixed assets (including capitalized leases)		4,281
Other real estate owned		1,172
Investments in unconsolidated subsidiaries and associated companies		438
Intangible assets
Goodwill		11,381
Other intangible assets		13,099
Other assets		25,816

Total assets		$552,170

LIABILITIES
Deposits:
In domestic offices		$316,654
Noninterest-bearing	76,832
Interest-bearing	239,822
In foreign offices, Edge and Agreement subsidiaries, and IBFs		55,774
Noninterest-bearing	1,002
Interest-bearing	54,772
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		32,172
Securities sold under agreements to repurchase		13,234

Dollar Amounts
In Millions

Trading liabilities	7,432
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	46,503
Subordinated notes and debentures	16,011
Other liabilities	19,122

Total liabilities	$506,902

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	29,112
Retained earnings	17,471
Accumulated other comprehensive income	(2,007)
Other equity capital components	0

Total equity capital	45,096
Noncontrolling (minority) interests in consolidated subsidiaries	172

Total equity capital	45,268

Total liabilities, minority interest, and equity capital	$552,170

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Dave Hoyt
John Stumpf	Directors
Carrie Tolstedt